Exhibit 10.4

Execution Version

PREEMPTIVE RIGHTS AGREEMENT

THIS PREEMPTIVE RIGHTS AGREEMENT (this “Agreement”), dated as of June 17, 2026, is by and among Office Properties Income Trust, a Maryland real estate investment trust (the “Company”), and each of the shareholders of the Company listed on Schedule 1 hereto (each a “Shareholder” and, collectively, the “Shareholders”).

WHEREAS, on October 30, 2025, the Company and its affiliated debtors (collectively, the “Debtors”) filed voluntary petitions for relief under chapter 11 of title 11 of the United States Code in the United States Bankruptcy Court for the Southern District of Texas (the “Bankruptcy Court”);

WHEREAS, on April 21, 2026, the Debtors filed the Fourth Amended Joint Chapter 11 Plan of Reorganization of Office Properties Income Trust and its Debtor Affiliates [Docket No. 1223] (as may be amended, modified, or supplemented from time to time, the “Plan”);

WHEREAS, on April 22, 2026, the Bankruptcy Court entered an order confirming the Plan, and the Debtors emerged from their chapter 11 cases on the date first written above (the “Effective Date”);

WHEREAS, pursuant to the Plan, the Company will issue or cause to be issued, on or as soon as reasonably practicable after the Effective Date, common shares of beneficial interest of the Company, $.01 par value per share (“Common Shares”);

WHEREAS, as of the Effective Date, each of the Shareholders “beneficially owns” (as such term is defined and determined pursuant to Rule 13d-3 promulgated under the Exchange Act (as defined below)) at least 1.00% of the outstanding Common Shares (without duplication with any other Shareholder);

WHEREAS, the Company desires to provide for certain rights and obligations with respect to the Shareholders and the Common Shares beneficially owned thereby as provided for in that certain term sheet describing the principal terms of the settlement by and among the Debtors, the Committee, the September 2029 Ad Hoc Group, and RMR (each as defined in the Plan) with regards to the Plan, which term sheet was incorporated into the Plan and filed with the Bankruptcy Court; and

WHEREAS, all acts have been done and performed which are necessary to authorize the execution and delivery of this Agreement.

NOW, THEREFORE, in consideration of the mutual agreements herein contained, the parties hereto agree as follows:

ARTICLE I.

DEFINITIONS

Section 1.1.   Definition of Terms. As used in this Agreement, the following capitalized terms shall have the following respective meanings:

(a)            “Affiliate” has the meaning set forth in Rule 12b-2 of the Exchange Act.

(b)            “Board of Trustees” means the Board of Trustees of the Company.

(c)            “Business Day” means any day other than a Saturday, Sunday or any day on which the Federal Reserve Bank of New York is authorized or required by law or executive order to close or be closed.

(d)            “Common Shares” has the meaning set forth in the Recitals, and shall include any successor security as a result of any recapitalization, reorganization, reclassification, or similar transaction involving the Company.

(e)            “Convertible Securities” means any equity securities convertible into or exchangeable for Common Shares, but excluding Options.

(f)            “Effective Date” has the meaning set forth in the Recitals.

(g)            “Equity Securities” means the Common Shares and any Options or Convertible Securities and excludes all Excluded Issuances.

(h)            “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(i)             “Excluded Issuances” means any issuance or sale by the Company after the Effective Date of (a) Common Shares issued upon the exercise of any New Warrants (as defined in the Plan); (b) Common Shares issued directly or upon the exercise or settlement of Options, restricted shares, or other equity-based awards to directors, officers, trustees, employees, managers, or consultants of the Company in connection with their service as trustees, directors or managers of the Company, their employment by the Company, or their retention as consultants by the Company, in each case as authorized by the Board of Trustees of the Company; (c) Common Shares or Convertible Securities issued as consideration in any business combination or acquisition by the Company or its Affiliates with any third party, whether by merger, consolidation, purchase of assets, or otherwise; or (d) Common Shares, Options or Convertible Securities issued to a debt financing source as an incentive in connection with providing the contemplated debt financing (other than in connection with an issuance or sale subject to Section 2.1(f)).

(j)            “Governmental Authority” means any (i) government, (ii) governmental or quasi-governmental authority of any nature (including any governmental agency, branch, department, official, or entity and any court or other tribunal), or (iii) body exercising, or entitled to exercise, any administrative, executive, judicial, legislative, police, regulatory, or taxing authority or power of any nature, in each case, whether federal, state, local, municipal, foreign, supranational, or of any other jurisdiction.

(k)            “Law” means all laws, statutes, rules, regulations, codes, injunctions, decrees, orders, ordinances, registration requirements, disclosure requirements, and other pronouncements having the effect of law of the United States, any foreign country or any domestic or foreign state, county, city, or other political subdivision or of any Governmental Authority.

(l)            “Options” means any warrants or other rights or options to subscribe for, purchase, or otherwise receive Common Shares or Convertible Securities.

(m)           “Person” means any individual, firm, corporation, partnership, limited partnership, limited liability company, association, indenture trustee, organization, joint stock company, joint venture, estate, trust, governmental unit or any political subdivision thereof, or any other entity (as such term is defined in the Bankruptcy Code).

(n)            “Plan” has the meaning set forth in the Recitals.

(o)           “Preemptive Right” has the meaning set forth in Section 2.1(a) hereof.

(p)            “Preemptive Right Notice” has the meaning set forth in Section 2.1(a) hereof.

(q)           “Preemptive Right Percentage Interest” has the meaning set forth in Section 2.1(a) hereof.

(r)            “Proposed Securities” has the meaning set forth in Section 2.1(a) hereof.

(s)            “Requisite Holders” means Shareholders holding a majority of the Common Shares held by all Shareholders then party to this Agreement.

(t)            “SEC” means the Securities and Exchange Commission or any other federal agency at the time administering the Securities Act or the Exchange Act.

(u)            “Securities Act” means the Securities Act of 1933, as amended.

(v)            “September 2029 Ad Hoc Group SteerCo” means Helix Partners Management LP and Redwood Capital Management LLC, in each case, on behalf of certain funds and accounts which they manage or advise.

Section 1.2.    Rules of Construction.

(a)            The singular form of any word used herein, including the terms defined in Section 1.1 hereof, shall include the plural, and vice versa.

(b)            The use herein of a word of any gender shall include correlative words of all genders.

(c)            The words “include,” “includes,” and “including” shall be deemed to be followed by the words “without limitation.”

(d)            Unless otherwise specified, references to Articles, Sections, and other subdivisions of this Agreement are to the designated Articles, Sections, and other subdivision of this Agreement as originally executed.

(e)            The word “or” when used in this Agreement is not exclusive.

(f)            References to a party or the parties mean the parties to this Agreement, in each case, unless another agreement is specified.

(g)            Unless otherwise expressly indicated, any agreement, instrument, law, or statute defined or referred to in this Agreement means such agreement, instrument, law, or statute as from time to time amended, restated, modified, or supplemented, including (in the case of agreements or instruments) by waiver or consent and (in the case of statutes) by succession of comparable successor statutes, and any statute defined or referred to in this Agreement shall include all rules and regulations promulgated under the same.

(h)            References to “day” or “days” are to calendar days, and whenever any action must be taken under this Agreement on or by a day that is not a Business Day, then that action may be validly taken on or by the next day that is a Business Day.

(i)            References to a Person are also to its permitted successors and assigns and, in the case of such Persons that are individuals, such individual’s heirs, executors, and administrators.

(j)            In the event that any claim is made by any Person relating to any conflict, omission, or ambiguity in this Agreement, no presumption or burden of proof or persuasion shall be implied by virtue of the fact that this Agreement was prepared by or at the request of a particular Person or such Person’s counsel.

(k)            The words “hereof,” “herein,” “hereunder,” and words of similar import refer to this Agreement as a whole.

(l)            References to “$” are to dollars in lawful currency of the United States of America.

ARTICLE II.

PREEMPTIVE RIGHTS

Section 2.1.   Preemptive Rights.

(a)            If at any time following the Effective Date and prior to the termination of this Agreement in respect of a Shareholder under Section 3.10 hereof the Company proposes to issue and sell any Equity Securities in an offering not registered under the Securities Act (the “Proposed Securities”), the Company shall deliver written notice (a “Preemptive Right Notice”) thereof to each Shareholder describing the material terms of such Proposed Securities, the estimated amount of Proposed Securities to be issued, the estimated per share purchase price therefor, the applicable Acceptance Period (defined below) and the estimated date of issuance of such Proposed Securities. The Preemptive Right Notice shall also contain a request for each Shareholder to confirm the total number of Equity Securities beneficially owned by each such Shareholder (without duplication with any other Shareholder) as of the Business Day prior to, and as of the date of, the date of delivery the Preemptive Right Notice. Each Shareholder shall have the right (a “Preemptive Right”) to purchase a portion of the Proposed Securities equal to up to the aggregate offering price of Proposed Securities proposed to be issued multiplied by the relative proportion of Common Shares such Shareholder beneficially owns in the Company (without duplication with any other Shareholder) (the “Preemptive Right Percentage Interest”), as of the Business Day prior to the date of delivery of the Preemptive Right Notice and as confirmed in writing to the Company. Notwithstanding anything to the contrary herein, this Section 2.1 shall not apply to Excluded Issuances.

(b)            A Shareholder must exercise such Preemptive Right (if it elects to) in writing within seven (7) Business Days following receipt of the Preemptive Right Notice from the Company (the “Acceptance Period”); provided, however, that if the Company determines in good faith that the proposed issuance requires an expedited timeline (including in the case of a private investment in public equity transaction), the Acceptance Period shall be four (4) Business Days after such Shareholder’s receipt of the Preemptive Right Notice. Any failure to exercise such Preemptive Right by a Shareholder in writing within the Acceptance Period (including any failure to confirm such Shareholder’s beneficial ownership information described in the penultimate sentence of this Section 2.1(b)) shall be deemed a waiver of the Preemptive Right by such Shareholder in respect of the Proposed Securities referred to in the related Preemptive Right Notice. Such written notice of the Shareholder’s election to exercise such Preemptive Right shall include the total number of Equity Securities beneficially owned by each such Shareholder as of the Business Day prior to, and as of the date of, the date of delivery of the Preemptive Right Notice. In the event a Shareholder’s beneficial ownership of Equity Securities is reduced to below the 1.00% threshold described in Section 3.10 hereof within the fifteen (15) Business Day period following delivery of written notice of the Shareholder’s election to exercise such Preemptive Right, such Shareholder must promptly notify the Company in writing of the change in its beneficial ownership information on the same date of such change.

(c)            To the extent that the Company proposes to issue, in an offering to which Section 2.1(a) applies that does not include any Excluded Issuance, more than one type of Equity Security that are coupled or combined in such offering, then to exercise the Preemptive Rights hereunder, a Shareholder shall be required to purchase all such Equity Securities as a whole (on the same terms and conditions) in accordance with the portions described in Section 2.1(a) and will not be given the opportunity to purchase fewer than all of the Equity Securities subject to such offering (and, for the avoidance of doubt, shall not be permitted to participate in the portion of any such offering that constitutes an Excluded Issuance hereunder).

(d)            Upon the expiration of the Acceptance Period, the Company will be free to sell such Proposed Securities that the Shareholders have not elected to purchase during the 90 days following such expiration (the “Sale Period”) on terms and conditions not more favorable in any material respect (as determined in good faith by the Company), and at a price that is not more favorable, to the purchasers thereof than those offered to the Shareholders pursuant to this Section 2.1. Any Proposed Securities offered or sold by the Company after the Sale Period must be reoffered to the Shareholders pursuant to this Section 2.1.

(e)            The election by a Shareholder not to exercise such Shareholder’s Preemptive Right under this Section 2.1 in any one instance shall not affect such Shareholder’s right (other than in respect of a reduction in the Preemptive Right Percentage Interest of such Shareholder) as to any subsequent proposed issuance subject to this Section 2.1.

(f)            In addition to the foregoing, if the Company at any time after the Effective Date and on or prior to the first anniversary of the Effective Date and prior to the termination of this Agreement in respect of a Shareholder under Section 3.10 hereof proposes to sell and issue (or enter into) any debt securities or evidences of indebtedness for borrowed money to, or receive any loans from, any members of the September 2029 Ad Hoc Group SteerCo, then such debt securities, evidences of indebtedness for borrowed money, or loans shall be subject to the preemptive rights requirements and procedures set forth in this Section 2.1 as if they were “Proposed Securities” for purposes of this Section 2.1.

(g)            Each Shareholder hereby acknowledges that it understands that: (a) the delivery of a Preemptive Right Notice may contain or constitute material non-public information concerning the Company; and (b) trading in the Company’s securities while in possession of material non-public information or communicating that information to any other person who trades in such securities could subject the Shareholder and/or the Company to liability under the U.S. federal and state securities laws, and the rules and regulations promulgated thereunder, including Section 10(b) of the Securities Exchange Act of 1934, as amended, and Rule 10b-5 promulgated thereunder. Each Shareholder agrees that it and its Affiliates will not trade, any it will instruct its Affiliates not to trade, in the Company’s securities while in possession of material non-public information until the Shareholder and its Affiliates can do so in compliance with all applicable laws.

ARTICLE III.

MISCELLANEOUS PROVISIONS

Section 3.1.      Binding Effects; Benefits. This Agreement shall inure to the benefit of and shall be binding upon the Company and the Shareholders and their respective heirs, legal representatives, successors, and assigns. Nothing in this Agreement, expressed or implied, is intended to or shall confer on any person other than the Company and the Shareholders, or their respective heirs, legal representatives, successors, or assigns, any rights, remedies, obligations, or liabilities under or by reason of this Agreement.

Section 3.2.      Notices. All notices, requests, consents, and other communications hereunder to any party shall be deemed to be sufficient if delivered in writing in person, by electronic mail or facsimile, or sent by nationally-recognized overnight courier or first class registered or certified mail, return receipt requested, postage prepaid, addressed to such party at the address set forth below or at such other address as may hereafter be designated in writing by such party to the other parties. All such notices, requests, consents and other communications shall be delivered as follows:

if to the Company, to:

Office Properties Income Trust

Two Newton Place, 255 Washington Street, Suite 300

Newton, MA 02458
Attention: Yael Duffy and Brian Donley

Email: YDuffy@rmrgroup.com and BDonley@rmrgroup.com

with copies (which shall not constitute notice) to:

Latham & Watkins LLP
1271 Avenue of the Americas
New York, NY 10020
Attention: Anu Yerramalli and Christopher Clark
Email: anu.yerramalli@lw.com and christopher.clark@lw.com

if to Shareholders, at the addresses appearing in the records of the transfer agent or registrar for the Common Shares.

All such notices, requests, consents, and other communications shall be deemed to have been received (i) in the case of personal delivery or delivery by facsimile or electronic mail, on the date of such delivery, (ii) in the case of dispatch by nationally recognized overnight courier, on the next Business Day following such dispatch, and (iii) in the case of mailing, on the fifth (5th) Business Day after the posting thereof.

Section 3.3.    Persons Having Rights under this Agreement. Nothing in this Agreement expressed and nothing that may be implied from any of the provisions hereof is intended, or shall be construed, to confer upon, or give to, any person or corporation other than the parties hereto, any right, remedy, or claim under or by reason of this Agreement or of any covenant, condition, stipulation, promise, or agreement hereof. No party hereto may assign its rights and obligations hereunder without, in the case of the Company, the prior written consent of each Shareholder, and, in the case of any Shareholder, the prior written consent of the Company. All covenants, conditions, stipulations, promises, and agreements contained in this Agreement shall be for the sole and exclusive benefit of the parties hereto and their successors and assigns.

Section 3.4.    Examination of this Agreement. A copy of this Agreement shall be available at all reasonable times at an office designated for such purpose by the Company for examination by the Shareholders.

Section 3.5.    Counterparts. This Agreement may be executed in any number of original or facsimile or electronic PDF counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

Section 3.6.    Effect of Headings. The section headings herein are for convenience only and are not part of this Agreement and shall not affect the interpretation hereof.

Section 3.7.    Amendments.

(a)            Subject to Section 3.7(b) below, this Agreement may not be amended except in writing signed by the Company and the Shareholders.

(b)            The Company and the Shareholders may from time to time supplement or amend this Agreement as follows:

(i)            without the approval of any Shareholder in order to cure any ambiguity, manifest error or other mistake in this Agreement, or to correct or supplement any provision contained herein that may be defective or inconsistent with any other provision herein, or to make any other provisions in regard to matters or questions arising hereunder that the Company may deem necessary or desirable and that shall not adversely affect, alter, or change the interests of the Shareholders in any material respect; or

(ii)            with the prior written consent of the Requisite Holders; provided, that the consent of each Shareholder adversely affected thereby shall be required for any amendment that is disproportionately adverse to a Shareholder (relative to any other Shareholder).

(c)            Any amendment, modification, or waiver effected pursuant to and in accordance with the provisions of this Section 3.7 shall be binding upon all Shareholders and the Company. In the event of any amendment, modification, or waiver, the Company shall give prompt notice thereof to all Shareholders. Any failure of the Company to give such notice or any defect therein shall not, however, in any way impair or affect the validity of any such amendment.

Section 3.8.   Integration/Entire Agreement. This Agreement is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the Company and the Shareholders in respect of the subject matter contained herein. This Agreement supersedes all prior agreements and understandings between the parties with respect to the matters contained herein.

Section 3.9.   Governing Law, Etc. This Agreement shall be deemed to be a contract made under the Laws of the State of Maryland and for all purposes shall be governed by and construed in accordance with the Laws of such State. Each party hereto consents and submits to the exclusive jurisdiction of the courts of the State of Maryland located in the City of Baltimore and of the U.S. federal courts located in Baltimore, Maryland in connection with any action or proceeding brought against it that arises out of or in connection with, that is based upon, or that relates to this Agreement or the transactions contemplated hereby; provided that nothing in this Section 3.10 shall limit or restrict the exclusive jurisdiction retained by the Bankruptcy Court pursuant to Article XI of the Plan, including, without limitation, the interpretation, implementation, or enforcement of the Plan or any Plan Supplement Document (as defined in the Plan). In connection with any such action or proceeding in any such court, each party hereto hereby waives personal service of any summons, complaint, or other process and hereby agrees that service thereof may be made in accordance with the procedures for giving notice set forth in Section 3.2 hereof. Each party hereto hereby waives any objection to jurisdiction or venue in any such court in any such action or proceeding and agrees not to assert any defense based on forum non conveniens or lack of jurisdiction or venue in any such court in any such action or proceeding.

Section 3.10.  Termination. This Agreement will terminate with respect to any Shareholder on such date that such Shareholder beneficially owns less than 1.00% of the then-outstanding Common Stock (without duplication with any other Shareholder), and may otherwise be terminated with the consent of the Company and the Requisite Holders. The provisions of this Article III shall survive any such termination. This Agreement will also terminate in its entirety on such date on which it has been terminated with respect to each Shareholder as described above. For the avoidance of doubt, any such termination shall be remain permanent and shall not be reinstated even if such Shareholder later acquires Common Stock in an amount equal to or greater than 1.00% of the then-outstanding Common Stock.

Section 3.11.  Waiver of Trial by Jury. Each party hereto hereby irrevocably and unconditionally waives the right to a trial by jury in any action, suit, counterclaim, or other proceeding (whether based on contract, tort, or otherwise) arising out of, connected with, or relating to this Agreement and the transactions contemplated hereby.

Section 3.12.  Severability. In the event that any one or more of the provisions contained in this Agreement, or the application thereof in any circumstances, is held invalid, illegal, or unenforceable, the validity, legality, and enforceability of any such provisions in every other respect and of the remaining provisions contained herein shall not be affected or impaired thereby.

Section 3.13.    Remedies. The Company hereby agrees that, in the event that the Company violates any provisions of this Agreement (including the obligation to deliver shares of Common Stock upon the exercise of any Preemptive Right in accordance with the terms hereof), the remedies at law available to a Shareholder may be inadequate. In such event, any Shareholder shall have the right, in addition to all other rights and remedies any of them may have, to seek specific performance and/or injunctive or other equitable relief to enforce the provisions of this Agreement.

Section 3.14.  No Inconsistent Agreements. The Company shall not, on or after the date hereof, and prior to the termination of this Agreement in its entirety, enter into any agreement with respect to its securities which conflicts with the rights granted to the Shareholders in this Agreement. The Company represents and warrants to the Shareholders that the rights granted hereunder do not in any way conflict with the rights granted to holders of the Company’s securities under any other agreements. The Company shall not, by amendment of its articles of incorporation, declaration of trust or bylaws, or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but will at all times in good faith assist in the carrying out of all the provisions of this Agreement and in the taking of all such action as may be necessary in order to preserve each Shareholder’s Preemptive Right hereunder.

Section 3.15.  Confidentiality. The Company and the Shareholders agree that personal, non-public Shareholder information, which is exchanged or received pursuant to the negotiation or carrying out of this Agreement, shall remain confidential and shall not be voluntarily disclosed to any other person, except as may be required by law, including, without limitation, pursuant to subpoenas from state or federal government authorities (e.g., in divorce and criminal actions), or pursuant to the requirements of the SEC.

[Signature Page Follows]

IN WITNESS WHEREOF, this Agreement has been duly executed by the undersigned parties hereto as of the date first above written.

OFFICE PROPERTIES INCOME TRUST

By:	/s/ Brian E. Donley
Name: Brian E. Donley Title: Chief Financial Officer and Treasurer

[Intentionally Omitted], as a Shareholder

By:
Name: Title:

[Signature Page to Preemptive Rights Agreement]

SCHEDULE 1

[Intentionally Omitted]